The Tax-Exempt Bond Fund of America

333 South Hope Street, 55th Floor

Los Angeles, California 90071 (949) 975-5000

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

KRISTINE M. NISHIYAMA, Principal Executive Officer, and BRIAN C. JANSSEN, Treasurer and Principal Financial Officer of The Tax-Exempt Bond Fund of America (the "Registrant"), each certify to the best of her or his knowledge that:

1.The Registrant's periodic report on Form N-CSR for the period ended July 31, 2024 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer

The Tax-Exempt Bond Fund of America

/s/ Kristine M. Nishiyama

Kristine M. Nishiyama, Principal Executive Officer

Date: September 30, 2024

Principal Financial Officer

The Tax-Exempt Bond Fund of America

/s/ Brian C. Janssen

Brian C. Janssen, Treasurer and Principal Financial Officer

Date: September 30, 2024

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The Tax-Exempt Bond Fund of America and will be retained by The Tax-Exempt Bond Fund of America and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.